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                                                                     EXHIBIT 5.1

                         [KING & SPALDING LETTERHEAD]

DIRECT DIAL                                                       DIRECT FAX
404/572-4600                                                      404/572-5100


                                  July 17, 1998


RailWorks Corporation
c/o Comstock Holdings Inc.
One North Lexington Avenue
White Plains, New York 10601

         Re:      RailWorks Corporation -- Registration Statement on
                  Form S-1 relating to up to 7,820,000 shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel for RailWorks Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to the proposed public offering and sale of up to (i) 6,800,000 shares of the Company's Common Stock, par value $.01 per share (the "Firm Shares"),of which 6,659,065 shares will be sold by the Company and 140,935 shares will be sold by IPO Development Company L.L.P. ("IPODC") and (ii) up to 1,020,000 shares of the Company's Common Stock, par value $.01 per share, subject to an overallotment option granted by certain individuals (the "Option Stockholders") who will become stockholders of the Company (the "Additional Shares"), pursuant to the Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Company, IPODC, John Kennedy, on behalf of the Option Stockholders, and BT Alex. Brown Incorporated, Schroder & Co. Inc. and Piper Jaffray Inc., as representatives of the several underwriters.

         In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.



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RailWorks Corporation
July 17, 1998
Page 2


         The opinions expressed herein are limited in all respects to the Delaware General Corporation Code, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters expressly stated herein.

         Based upon and subject to the foregoing, we are of the opinion that:

                  (i) The Firm Shares have been duly authorized and, upon the issuance of the Firm Shares against payment therefore as provided in the Underwriting Agreement, the Firm Shares will be validly issued, fully paid and nonassessable; and

                  (ii) The Additional Shares have been duly authorized and, upon the issuance of the Additional Shares against payment therefore as provided in the Underwriting Agreement, the Additional Shares will be validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                                         Very truly yours,

                                                         /S/ King & Spalding

                                                         KING & SPALDING